Exhibit 3.2

                                     BY-LAWS

                                       OF

                         HYDE ATHLETIC INDUSTRIES, INC.

ARTICLE FIRST

                                  Stockholders

Section 1. Annual Meeting. Commencing in 1988, the annual meeting of stockholders shall be held on the first Thursday of May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.

Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit:- A written notice, stating the place, day and hour thereof, shall be given by the Clerk (or the person or persons calling the meeting), at least ten days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized is filed with the records of the meeting.

Section 5. Quorum. At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 8. Special Action. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

                                 ARTICLE SECOND

                                    Directors

Section 1. Powers. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers.

Section 2. Election. A Board of Directors of such number, not less than three, nor more than seven, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.

Section 3. Vacancies. Any vacancy at any time existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors.

Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.

Section 5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6. Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 7. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors elected at such meeting were present thereat, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed. PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such resolution until either such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

Section 9. Special Meetings. Special meetings of the Directors may be called by the president or by the Treasurer or by any two Directors and shall be held at the place designated in the call thereof.

Section 10. Notices. Notices of any special meeting of the Directors shall be given by the Clerk to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least forty-eight hours before the meeting or by sending to him at least forty-eight hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Clerk refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

Section 11. Quorum. At any meeting of the Directors a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

Section 12. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these By-laws.

Section 13. Special Action. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14. Committees. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

                                 ARTICLE THIRD

                                    Officers


Section 1. Enumeration. The officers of the corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, and other officers as may from time to time be determined by the Directors.

Section 2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting.

Section 3. Qualification. The President may but need not be a Director. No officer need by a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 6. President. The President when present shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 7. Vice Presidents. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 8. Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as shall be designated by the Directors or in the absence of such designation in such depositaries as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 9. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 10. Clerk. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers, and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 11. Assistant Clerks. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

Section 12. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.

                                 ARTICLE FOURTH

                      Provisions Relating to Capital Stock

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Transfer of Stock. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 3. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 4. Lost or Destroyed Certificates. The Directors of the corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

                                 ARTICLE FIFTH

                           Stock in Other Corporations

     Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

                                 ARTICLE SIXTH

                              Inspection of Records

     Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                ARTICLE SEVENTH

                   Checks, Notes, Drafts and Other Instruments

     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by ay officer or officers or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

                                 ARTICLE EIGHTH

                                      Seal

     The seal of the corporation shall be circular in form, bearing its name, the word "Massachusetts", and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

                                 ARTICLE NINTH

                                   Fiscal Year

     The fiscal year of the corporation shall be the Calendar Year, beginning with December 31, 1976. ARTICLE TENTH

                                   Amendments

     These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles or Organization, the Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

                                ARTICLE ELEVENTH

     Indemnification, Exoneration, and Exculpation of Directors and Officers

(a) No director or officer of this corporation shall in any event or under any circumstances be under any liability or accountability to this corporation which except for these provisions in this section (a) might result by reason of or from any dealing, contracting or other transaction (before or after the adoption of this By-law) entered into between this corporation and any one or more enterprises the operations of the business of which are supervised, under written contract or otherwise, by the same person, firm, corporation, trust, association, or other entity, legal or otherwise, which then is supervising the operation of the business of this corporation, or entered into between this corporation and said supervisor (said enterprises, so supervised, and said supervisor being hereinafter in this Article called "said outside enterprises"), or by reason of or from the fact that such director or officer has been (prior to the adoption of this By-law) or is thereafter at any time a member, director, officer, or stockholder of, or otherwise, directly or indirectly, connected with or interested in said outside enterprises, or any one or more of them, or by reason of or from any action at any time (before or after the adoption of this By-law) taken or omitted by any such director or officer as director or officer of this corporation or on behalf of any one or more of said outside enterprises in relation to matters with respect to which both this corporation and any one or more of said outside enterprises are interested or concerned in common or adversely to each other; and no director or officer of this corporation shall in any event or under any circumstances be under any liability or accountability to this corporation which except for these provisions in this section (a) might result by reason of or from any failure to disclose or to have disclosed such connection or interest, and no director or officer shall be under any obligation to disclose such connection or interest.

(b) No director or officer of this corporation shall in any event or under any circumstances be disqualified from dealing, contracting or participating in any transactions (before or after the adoption of this By-law) between this corporation and such director or officer or between this corporation and said outside enterprises or any other enterprises, or any one or more of them, nor shall any vote, decision or action of such director or officer or of the board of directors (before or after the adoption of this By-law) with respect to any transaction in any event or under any circumstances, be questioned or invalidated by reason of any connection or interest of any director or officer with or in such transaction or with or in said outside or other enterprises, or any one or more of them; nor shall any dealing, contract, or other transaction (before or after the adoption of this By-law) entered into between this corporation and said director or officer or said outside or other enterprises, or any one or more of them; in any event or under any circumstances, be affected or invalidated by the fact that any one or more directors or officers of this corporation (whether or not participating in this corporation's action with respect thereto or voting thereon or being present at any meeting at which said action shall be authorized) are or were at any time directors or officers of or in any other way, directly or indirectly, connected with or interested in said outside or other enterprises, or any one or more of them, or with or in said dealing, contract, or other transaction, nor shall any such dealing, contract, or other transaction, in any event or under any circumstances, be affected or invalidated by any failure by any such director or officer to disclose or to have disclosed such connection or interest.

(c) No dealing, contract, or other transaction of this corporation (entered into before or after the adoption of this By-law) in which a director or officer of this corporation has or had any personal or adverse interest, directly or indirectly, and no conduct (before or after the adoption of this By-law) by a director or officer of this corporation, which except for these provisions in this section (c) might result in any liability or accountability by such director or officer to this corporation or be void or voidable, shall in any event or under any circumstances result in any such liability or accountability or be void or voidable if such dealing, contract, or other transaction, or such conduct shall have been authorized, or shall be or have been at any time ratified or approved, by an affirmative vote of the holders of record (whether or not such holders of record shall, directly or indirectly, be or have been or include or have included such director or officer, or his personal representatives, shall be or have been a director or officer of any such holder or of any direct or indirect stockholder in such holder, or shall be or have been otherwise, directly or indirectly, connected with or interested in any such holder) of not less than such proportion of the voting stock of this corporation as is required to effect action by the stockholders, at any annual or special meeting of the stockholders duly called and warned for the purpose.

(d)  See Appendix.

(e) Nothing hereinbefore in this Article contained shall in any event or under any circumstances from the basis for any inference, result, conclusion, ruling, or decision more stringent than would be reached or applied in the absence of the foregoing provisions of this Article. If any term or provision of this Article, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Article, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Article shall be held valid and be enforced to the fullest extent permitted by law.

                                    APPENDIX

                        ARTICLE ELEVENTH (d), AS AMENDED
                                  JUNE 25, 1987

(f) The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, offices or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened while in or office of thereafter by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to any employee benefit plan in the best of the participant or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed or by a compromise payment by such director or officer pursuant to a consent decree or otherwise , no indemnification either for said payment or for any other expenses shall be provided unless such comprise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification: (a) by a majority of the disinterred directors then in office; or (b) the Company, provided that there has been obtained an opinion in writing of independent legal counsel (who may be the Company's general counsel) to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding shall be pad from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. If in an action, suit or proceeding brought by or in the right of the corporation, a director of the corporation is held not liable for monetary damages whether because that director is relieved of personal liability under the provisions of Article 6 of the Corporation's Restated Articles of Organization or otherwise that director shall be deemed to have met the stand of conduct set forth above and to be entitled to indemnification for expense reasonably incurred in the defense of such action, suit or proceeding. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                               BY-LAWS AMENDMENT

     The By-laws, as amended, of Hyde Athletic Industries, Inc. is hereby amended as follows:

1. Article FIRST Section 1. Annual Meeting. The first sentence of this section is deleted and the following sentence is substituted therefore:

     "The annual meeting of stockholders shall be held within six months after the end of each fiscal year of the corporation on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting."

2. Article FIRST Section 4. Notices. The first sentence of this section is deleted and the following sentence is substituted therefore:

     "Notice of all meetings of stockholders shall be given as follows, to wit:- A written notice, stating the place, day and hour thereof, shall be given by the Clerk (or the person or persons calling the meeting), at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation."

3. Article FOURTH. A new Section 5 is added to Article FOURTH to read in its entirety as follows:

     "Section 5. Issuance of Capital Stock. Any unissued capital stock from time to time authorized under the corporation's Articles of Organization, and any capital stock of the corporation held in its treasury, may be issued by vote of the Board of Directors, in such manner and upon such terms as the Board of Directors may determine."

4. Article NINTH. Fiscal Year. This article is deleted in its entirety and the following is substituted therefore:

                                 "ARTICLE NINTH

                                   Fiscal Year

          The fiscal year of the corporation shall consist of a 52 or 53 week period and shall in each year end on the first Friday on or after December 31."

5. Article ELEVENTH. Indemnification, Exoneration, and Exculpation of Directors and Officers. Subject to stockholder approval of an amendment to the corporation's Restated Articles of Organization, as amended, relating to indemnification of directors and officers, paragraph (d) of this article is deleted in its entirety.

6. Article TWELFTH. A new Article TWELFTH is added to read in its entirety as follows:

                                 "ARTICLE TWELFTH

                                  Chapter 110D

          Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation."

                                BY-LAW AMENDMENT

          The  By-laws,  as  amended  (the  "By-laws"),   of  Saucony,  Inc.,  a
     Massachusetts corporation formerly known as Hyde Athletic Industries, Inc., are hereby amended as follows:

A.   Title

     1. The title of the By-laws is amended and restated in its entirety as follows:

                            BY-LAWS OF SAUCONY, INC.

B.   ARTICLE SECOND: Directors

     1. Section 2. Election. Section 2 of Article Second by the By-laws is amended and restated in its entirety as follows:

          Section 2. Election. The number of Directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the whole Board of Directors, but shall consist of not less than three Directors (except that whenever there shall be only two stockholders, the number of Directors shall be not less than two and whenever there shall be only one stockholder, there shall be at least one Director). The number of Directors may be decreased at any time and from time to time either by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the corporation.

          2. Section 10. Notices. Section 10 of Article Second of the By-laws is amended and restated in its entirety as follows:

               Section 10.  Notices.  Notice of any special meeting of Directors shall be given to each Director by the Clerk or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by giving notice to such Director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy or electronic mail, or delivering written notice by hand, to such Director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or
                    (iii) by sending written notice, via first-class mail or reputable overnight courier, to such Director's last known business or home address at least 72 hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by that Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. If notice is given in person or by telephone, and affidavit of the Clerk, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

C.   ARTICLE THIRD: Officers

     1. Section 6. President. Section 6 of Article Third of the By-laws is amended and restated in its entirety as follows:

          Section 6. President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

                                BY-LAW AMENDMENT



     The by-laws, as amended, of Saucony, Inc., a Massachusetts corporation, are hereby amended, effective July 1, 2004, by amending and restating Sections 5, 6 and 7 of Article First thereof in their entirety as set forth in the following Sections 5, 6 and 7, respectively.

5.   Quorum.

Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the "MBCA"), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

6.   Voting and Proxies.

     (a) Except as provided in this Section 6(a) or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

     (b) A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

7. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.